UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2025

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9777 Wilshire Blvd., Suite 400,
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Consulting Agreement with Limitless Performance Inc.

Effective as of January 24, 2025, Limitless X Holdings Inc. (the “Company”) entered in consulting agreement with Limitless Performance Inc. (“LPI”) (the “Consulting Agreement”), an entity wholly-own by Jaspreet Mathur, a greater than 10% shareholder and the Chief Executive Officer (“CEO”) and Chairman of the board of directors (“Chairman”) of the Company. Under the Consulting Agreement, LPI is to assist the Company in identifying and securing cost-effective manufacturing processes, including international distribution and production, in the development of new products, including but not limited to different forms of brain supplements, coffee boosters, and other similar products. The term of the Consulting Agreement is three (3) years and automatically renews for succeeding terms of one (1) year unless either party gives notice to the other at least 30 days prior to the expiration of any term of their intention not to renew. The Company is to pay LPI on January 27, 2025, with a grant of 133,333 immediately exercisable stock options per the Company’s 2022 Stock Option Incentive Plan. The Company may pay performance-based incentives in the form of additional stock issuances or cash equivalents to LPI at some later date upon the mutual agreement of the parties dependent upon the Company’s growth.

The foregoing is only a summary of the material terms of the Consulting Agreement and does not purport to be a complete description of the rights or obligations of each party under the Consulting Agreement. This summary is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached as Exhibit 10.1 to this Current Report.

Manufacturing and Distributorship License Agreement with Limitless Performance

Effective as of January 24, 2025, Limitless X, Inc., a Nevada corporation (“Limitless X”) and wholly-owned subsidiary of the Company entered into an amendment (the “Amendment”) to the Manufacturing and Distributorship License Agreement, dated as of December 1, 2021, by and between Limitless X and LPI (the “Original License Agreement”). A copy of the Original License Agreement was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 26, 2022, and is incorporated by reference herein. LPI is wholly-owned by Jaspreet Mathur, the Company’s CEO, Chairman and significant shareholder. In the Amendment, LPI agreed to waive its right to receive royalty payments under the License Agreement for a period of three (3) years, to end on December 31, 2027. All other terms of the Original License Agreement remained the same.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 23, 2025, the Company filed a Certificate of Designation of Series D 15% Cumulative Redeemable Perpetual Preferred Stock (the “Certificate”) with the Delaware Secretary of State and in accordance with the Delaware General Corporation Law. The Company currently has 30,000,000 shares of preferred stock (“Preferred Stock”) authorized. Of the 30,000,000 authorized shares of Preferred Stock, 500,000 shares are designated as Class A Convertible Preferred Stock (the “Class A Stock”), all of which are issued and outstanding. 11,000,000 shares of the Preferred Stock are designated as Class B Convertible Preferred Stock (the “Class B Stock”), of which 531,356 shares are issued and outstanding. Additionally, 5,000,000 shares of the Preferred Stock are designated as Class C Convertible Preferred Stock (the “Class C Stock”), of which 320,094 shares are issued and outstanding. The Company has 300,000,000 shares of common stock (“Common Stock”) authorized, of which 12,235,708 shares are issued and outstanding as of January 23, 2025.

The Certificate designates 5,000,000 shares of the Company’s Preferred Stock as Series D 15% Cumulative Redeemable Perpetual Preferred Stock, par value of $0.0001 per share (“Series D Stock”). The Series D Stock ranks (i) junior to the Class A Stock, Class B Stock, and Class C Stock and all of the Company’s existing and future indebtedness (including indebtedness convertible into the Company’s Common Stock or Preferred Stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) the Company’s existing subsidiaries and any future subsidiaries, (ii) senior to any other class or series of outstanding Preferred Stock or Common Stock, (iii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series D Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution, or winding up, and (iv) senior to any other class or series of capital stock of the Company hereafter created, and in each case as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (the ranking of the Series D Stock in relation to items (i)-(iv), the “Series D Stock Distribution Ranking”).

Holders of the Series D Stock are entitled to receive cumulative cash dividends at the rate of 15% on the stated value of $25.00 per share of the Series D Preferred Stock per annum (equivalent to $3.75 per annum per share) (the “Series D Stock Dividend”). The Series D Stock Dividend is payable every quarter as and if declared by the Company’s board of directors and as permitted by law.

The Series D Stock shall have no voting rights other than as set forth in the Certificate or as required by law. On each matter on which holders of Series D Preferred Stock are entitled to vote, each share of Series D Stock will be entitled to one vote.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its stockholders, with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up until, but not including, the date of payment, subject to the Series D Stock Distribution Ranking.

The Company may, at its option, redeem the Series D Stock (i) on or after the second anniversary of the date of the issuance of the Series D Stock, or (ii) at any time upon a Change of Control (as defined in the Certificate). The Series D Stock is not redeemable by the holders of the Series D Stock under any circumstances. The cash redemption price of the Series D Stock is $25.00 per share, plus any accumulated and unpaid dividends thereon up to, but not including, the redemption date. The Series D Stock is not convertible into or exchangeable for any shares of Common Stock or other capital stock of the Company.

The foregoing is only a summary of the material terms of the Certificate and does not purport to be a complete description of the rights, preferences, qualifications, limitations or restrictions of the Series D Stock. The summary of the Certificate is qualified in its entirety by reference to the Certificate, which is filed as Exhibit 3.1 on this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

On January 24, 2025, the board of directors authorized the creation of an Audit Committee, a Compensation Committee, and a Nominating Committee (the “Committees”). The Audit Committee will consist of three (3) independent directors: Amanda Saccomanno, Dan Fleyshman, and Hassan Iddrissu, with Hassan Iddrissu serving as the chair. The Compensation Committee will consist of three (3) independent directors: Leon Anderson, Arthur Sarkissian, and Amanda Saccomanno, with Amanda Saccomanno serving as the chair. The Nominating Committee will consist of three (3) independent directors: Amanda Saccomanno, Hassan Iddrissu, and Leon Anderson, with Leon Anderson serving as the chair. The Company’s board of directors will adopt a charter for each of the Committees and will approve compensation for each member and chair of the Committees upon the recommendation of the newly formed Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

3.1	Certificate of Designation of Series D 15% Cumulative Redeemable Perpetual Preferred Stock of Limitless X Holdings Inc.
10.1	Consulting Agreement dated January 24, 2025 by and between Limitless X Holdings Inc. and Limitless Performance Inc.
10.2	Amendment to Manufacturing and Distributorship Licensing Agreement dated as of January 24, 2025 by and between Limitless X Inc. and Limitless Performance Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limitless X Holdings Inc.

Date: January 24, 2025	By:	/s/ Jaspreet Mathur
	Name:	Jaspreet Mathur
	Title:	Chief Executive Officer